UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 4, 2006

WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On December 4, 2006, Wilshire State Bank, the principal banking subsidiary of Wilshire Bancorp, Inc. (“Company”), announced that it filed regulatory applications for the purchase of a full service branch in Fort Lee, New Jersey. Pending regulatory approval, the acquisition will be consummated pursuant to a branch purchase and deposit assumption agreement entered into with Royal Bank America, a wholly-owned subsidiary of Royal Bancshares of Pennsylvania, Inc., for the purchase of approximately $6 million in deposits and the assumption of certain branch-related liabilities.

The Company issued a press release regarding the execution of the Stock Purchase Agreement, attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 4, 2006, titled, “Wilshire Bancorp Subsidiary to Purchase Full Service Branch in Fort Lee, New Jersey”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wilshire Bancorp, Inc.
(Registrant)

Date: December 11, 2006	By:	/s/ Brian E. Cho
Brian E. Cho, Chief Financial Officer